UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2005

PHARSIGHT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-31253	77-0401273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

800 W. El Camino Real

Mountain View, CA 94040

(Address and zip code of principal executive offices)

(650) 314-3800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 20, 2005, the Compensation Committee of the Board of Directors of Pharsight Corporation (the “Company”) adopted and approved the 2006 Executive Bonus Plan. Pursuant to the Fiscal Year 2006 Executive Bonus Plan, certain executive officers of the Company may receive one-time cash bonuses of between approximately 22% to 60% of their base salaries following the satisfaction of certain financial and operating milestones approved by the Compensation Committee. The aggregate cash payments that may be paid to executive officers of the Company upon satisfaction of the financial and operating milestones would be approximately $0.6 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARSIGHT CORPORATION

By:	/s/ Shawn M. O’Connor
Shawn M. O’Connor
President and Chief Executive Officer

Date: July 26, 2005